Exhibit 99.1

NII HOLDINGS REPORTS 2018 FOURTH QUARTER

AND YEAR END RESULTS

•	3G/4G net subscriber additions of 99,300 and 3G/4G churn of 2.62% for the fourth quarter

•	Ended 2018 with 3.3 million 3G/4G subscribers, a 14% increase year-over-year

•	Operating revenues of $142 million for the fourth quarter and $621 million for the full year

•	Operating loss of $10 million for the fourth quarter and $42 million for the full year

•	Adjusted operating income before depreciation and amortization (adjusted OIBDA) of $2 million for the fourth quarter and $6 million for the full year

•	Year-end unrestricted cash and short-term investments of $175 million and $106 million of cash held in escrow

RESTON, Va., March 18, 2019 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the fourth quarter and full year of 2018. For the quarter, the Company generated consolidated operating revenues of $142 million, a consolidated operating loss of $10 million and consolidated adjusted OIBDA of $2 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. For the full year, the Company generated consolidated operating revenues of $621 million, a consolidated operating loss of $42 million and consolidated adjusted OIBDA of $6 million. Capital expenditures were $24 million for the quarter and $64 million for the full year. The Company also announced today in a separate press release the entry into an agreement to sell Nextel Brazil, the Company’s operating subsidiary in Brazil.

For the fourth quarter of 2018, Nextel Brazil reported 3G/4G net subscriber additions of 99,300 and 3G/4G churn of 2.62%, a 6-basis point decrease compared to the third quarter of 2018 and an 85-basis point decrease compared to the fourth quarter of 2017. Additionally, for the fourth quarter of 2018, Nextel Brazil’s average monthly service revenue per subscriber (ARPU) was $14, cost per gross addition (CPGA) was $56 and cash cost per user (CCPU) was $12.

“Our results this quarter and for the full year 2018 reflect the continued execution of our strategy that focuses on growing our subscriber base by catering to value-minded customers in Sao Paulo and Rio that appreciate our promise on price, network performance and customer service,” stated Roberto Rittes, Chief Executive Officer of Nextel Brazil. “Our success in positioning our business to compete well in Brazil is a direct result of the hard work, sacrifice and innovative spirit that our employees have delivered, and I want to thank them for their efforts.”

At year-end, Nextel Brazil’s sources of funding totaled $281 million, including $175 million of unrestricted cash and short-term investments and $106 million of cash held in escrow to secure indemnification obligations in connection with the sale of the Company’s operations in Mexico.

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission today. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company’s Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil’s CCPU and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services. Visit NII Holdings’ website at www.nii.com.

Visit NII Holdings’ news room for news and to access our market’s news center: nii.com/newsroom.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, Access Industries’ minority ownership in Nextel Brazil, the economic and regulatory environment and the foreign currency exchange rates that will prevail in 2019. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s network, the Company’s ability to provide services that customers want or need, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings’ Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.

12110 Sunset Hills Road, Suite 600

Reston, Virginia 20190

(703) 390-5100

www.nii.com

Investor and Media Relations: Dan Freiman

(703) 547-5209

dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 AND 2017

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
Operating revenues
Service and other revenues	$139.9	$184.4	$605.5	$848.8
Handset and accessory revenues	1.8	4.8	15.2	21.9

	141.7	189.2	620.7	870.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	67.3	88.7	287.6	370.4
Cost of handsets and accessories	(1.0)	9.7	18.6	40.2
Selling, general and administrative	73.3	107.1	308.8	510.2
Impairment, restructuring and other charges, net	4.9	14.4	19.0	175.4
Depreciation	3.5	3.4	15.1	20.4
Amortization	3.3	3.6	13.5	15.0

	151.3	226.9	662.6	1,131.6

Operating loss	(9.6)	(37.7)	(41.9)	(260.9)

Other (expense) income
Interest expense, net	(21.6)	(27.4)	(100.5)	(118.6)
Interest income	3.5	5.6	12.3	41.5
Foreign currency transaction gains (losses), net	11.1	(13.5)	(49.0)	(1.3)
Other income (expense), net	18.8	(2.4)	(7.2)	(7.5)

	11.8	(37.7)	(144.4)	(85.9)

Income (loss) from continuing operations before income tax benefit	2.2	(75.4)	(186.3)	(346.8)
Income tax benefit	—	0.6	—	6.4

Net income (loss) from continuing operations	2.2	(74.8)	(186.3)	(340.4)
Net (loss) income from discontinued operations, net of income taxes	(5.5)	(1.6)	(8.4)	1.0

Net loss	(3.3)	(76.4)	(194.7)	(339.4)
Net loss attributable to noncontrolling interest	(3.6)	(21.7)	(51.6)	(46.3)

Net income (loss) attributable to NII Holdings	$0.3	$(54.7)	$(143.1)	$(293.1)

Net income (loss) from continuing operations per common share, basic and diluted	$0.02	$(0.75)	$(1.86)	$(3.40)
Net (loss) income from discontinued operations per common share, basic and diluted	(0.06)	(0.02)	(0.08)	0.01

Net loss per common share, basic and diluted	$(0.04)	$(0.77)	$(1.94)	$(3.39)

Weighted average number of common shares outstanding, basic	101.1	100.4	100.7	100.3

Weighted average number of common shares outstanding, diluted	106.2	100.4	100.7	100.3

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

CONSOLIDATED BALANCE SHEETS

(in millions, except par values)

	December 31, 2018	December 31, 2017 (1)
ASSETS
Current assets
Cash and cash equivalents	$142.5	$193.9
Short-term investments	32.3	16.7
Accounts receivable, net of allowance for doubtful accounts of $19.6 and $42.0	99.9	106.7
Handset and accessory inventory	1.9	3.2
Prepaid expenses and other	245.9	264.0

Total current assets	522.5	584.5
Property, plant and equipment, net	143.9	117.3
Intangible assets, net	162.2	191.7
Other assets	231.2	220.0

Total assets	$1,059.8	$1,113.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$39.1	$42.3
Accrued expenses and other	299.0	308.1
Current portion of long-term debt	21.4	8.0

Total current liabilities	359.5	358.4
Long-term debt	632.8	647.7
Other long-term liabilities	249.1	218.6

Total liabilities	1,241.4	1,224.7
Stockholders’ deficit
Common stock, par value $0.001, 140.0 shares authorized, 101.3 shares issued and outstanding — 2018, 100.4 shares issued and outstanding — 2017	0.1	0.1
Paid-in capital	2,143.2	2,139.3
Accumulated deficit	(2,236.9)	(2,127.9)
Accumulated other comprehensive loss	(8.4)	(47.2)

Total stockholders’ deficit	(102.0)	(35.7)

Noncontrolling interest	(79.6)	(75.5)

Total deficit	(181.6)	(111.2)

Total liabilities and stockholders’ deficit	$1,059.8	$1,113.5

CONSOLIDATED CASH FLOW DATA

(in millions)

	Year Ended December 31,
	2018	2017 (1)
Cash, cash equivalents and restricted cash, beginning of year	$305.8	$422.2
Net cash used in operating activities	(125.6)	(87.1)
Net cash (used in) provided by investing activities	(44.3)	18.8
Net cash provided by (used in) financing activities	116.5	(48.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.7)	0.6

Cash, cash equivalents and restricted cash, end of year	$250.7	$305.8

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

NII HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS AND METRICS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 AND 2017 (1)

(UNAUDITED)

Nextel Brazil

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (2)	2018	2017 (2)
Service and other revenues	$139.9	$184.3	$605.5	$848.7
Handset and accessory revenues	1.8	4.8	15.2	21.9
Cost of handsets and accessories	1.0	(9.7)	(18.6)	(40.2)

Handset and accessory net subsidy	2.8	(4.9)	(3.4)	(18.3)
Cost of service (exclusive of depreciation and amortization)	(67.3)	(88.7)	(287.6)	(370.4)
Selling, general and administrative	(68.8)	(104.8)	(291.5)	(485.9)

Adjusted operating income (loss) before depreciation and amortization	$6.6	$(14.1)	$23.0	$(25.9)

Subscriber units
WCDMA	3,306.0	2,896.1	3,306.0	2,896.1
iDEN	—	349.6	—	349.6

Total subscriber units in commercial service (as of December 31)	3,306.0	3,245.7	3,306.0	3,245.7
WCDMA net subscriber additions	99.3	26.8	343.6	3.6
iDEN net subscriber losses	—	(76.6)	(283.3)	(395.8)

Total net subscriber additions (losses)	99.3	(49.8)	60.3	(392.2)
Migrations from iDEN to WCDMA	—	23.5	66.3	77.3
WCDMA subscriber churn	2.62%	3.47%	2.61%	3.57%
iDEN subscriber churn	—	6.36%	NM	6.07%
Churn (%)	2.62%	3.83%	3.25%	3.98%
ARPU (1)	$14	$18	$15	$19
CPGA (1)	$56	$102	$59	$97
CCPU (1)	$12	$17	$13	$18

NM - Not Meaningful

(1)	For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months and Years Ended December 31, 2018 and 2017” included in this release.
(2)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

NON-GAAP RECONCILIATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our ongoing operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
Consolidated operating loss	$(9.6)	$(37.7)	$(41.9)	$(260.9)
Consolidated depreciation	3.5	3.4	15.1	20.4
Consolidated amortization	3.3	3.6	13.5	15.0

Consolidated operating loss before depreciation and amortization	(2.8)	(30.7)	(13.3)	(225.5)
Asset impairment charges	1.1	3.8	2.7	67.3
Restructuring charges	3.8	10.6	16.3	108.1

Consolidated adjusted operating income (loss) before depreciation and amortization	$2.1	$(16.3)	$5.7	$(50.1)

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
	US$
Handset and accessory revenues	$1.8	$4.7	$15.1	$21.6
Less: cost of handsets and accessories	(1.0)	9.7	18.6	40.2

Handset subsidy costs	(2.8)	5.0	3.5	18.6
Selling and marketing *	19.7	29.7	75.3	108.5

Costs per statement of operations	16.9	34.7	78.8	127.1
Less: costs unrelated to initial customer acquisition	2.9	(1.4)	(1.5)	(5.8)

Customer acquisition costs	$19.8	$33.3	$77.3	$121.3

Cost per Gross Add	$56	$102	$59	$97

Nextel Brazil

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
	BRL R$
Handset and accessory revenues	$7.0	$15.4	$54.0	$68.9
Less: cost of handsets and accessories	(4.0)	31.8	64.1	128.6

Handset subsidy costs	(11.0)	16.4	10.1	59.7
Selling and marketing *	74.8	96.3	274.3	346.0

Costs per statement of operations	63.8	112.7	284.4	405.7
Less: costs unrelated to initial customer acquisition	11.4	(4.6)	(3.8)	(18.6)

Customer acquisition costs	$75.2	$108.1	$280.6	$387.1

Cost per Gross Add	$212	$332	$213	$310

*

The adoption of Accounting Standards Codification, or ASC, No. 606 resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions in 2017, which resulted in a decrease in selling and marketing expenses from 2017 to 2018.

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

Cash Cost per Handset/User

Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
	US$
Total selling, general and administrative expenses	$68.8	$104.8	$291.5	$485.9
Less: selling and marketing expenses *	(19.7)	(29.7)	(75.3)	(108.5)

General and administrative expenses	49.1	75.1	216.2	377.4
Cost of service	67.3	88.7	287.6	370.4
Customer retention costs and other	(2.9)	1.4	1.5	5.8

Total	$113.5	$165.2	$505.3	$753.6

Cash Cost per User	$12	$17	$13	$18

Nextel Brazil

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
	BRL R$
Total selling, general and administrative expenses	$261.1	$340.1	$1,054.5	$1,547.8
Less: selling and marketing expenses *	(74.8)	(96.3)	(274.3)	(346.0)

General and administrative expenses	186.3	243.8	780.2	1,201.8
Cost of service	257.3	287.9	1,038.4	1,180.9
Customer retention costs and other	(11.4)	4.6	3.8	18.6

Total	$432.2	$536.3	$1,822.4	$2,401.3

Cash Cost per User	$44	$55	$47	$58

*

The adoption of Accounting Standards Codification, or ASC, No. 606 resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions in 2017, which resulted in a decrease in selling and marketing expenses from 2017 to 2018.

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

Impact of Foreign Currency Fluctuations

The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months and year ended December 31, 2017 compared to the same periods in 2018 by (i) adjusting the relevant measures for the three months and year ended December 31, 2017 to levels that would have resulted if the average foreign currency exchange rates for the three months and year ended December 31, 2017 were the same as the average foreign currency exchange rates that were in effect for the three months and year ended December 31, 2018; and (ii) comparing the actual and adjusted financial measures for the three months and year ended December 31, 2017 to the similar financial measures for the three months and year ended December 31, 2018 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months and year ended December 31, 2018 and 2017. The average foreign currency exchange rates for each of the relevant currencies during each of the three months and year ended December 31, 2018 and 2017 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months and year ended December 31, 2018 compared to the same periods in 2017 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.

(dollars in thousands)

	Three Months Ended December 31,
	4Q 2017 Actual*	4Q 2017 Adjustment (1)	4Q 2017 Normalized (1)	4Q 2018 Actual	4Q 2017 to 4Q 2018 Actual B(W) Growth (2)	4Q 2017 to 4Q 2018 Normalized B(W) Growth (3)
Consolidated:
Operating revenues	$189,182	$(27,931)	$161,251	$141,711	(25)%	(12)%
Adjusted operating (loss) income before depreciation and amortization	(16,323)	2,086	(14,237)	2,015	112%	114%
Nextel Brazil:
Operating revenues	$189,159	$(27,931)	$161,228	$141,711	(25)%	(12)%
Adjusted operating (loss) income before depreciation and amortization	(14,129)	2,086	(12,043)	6,568	146%	155%

NII Holdings, Inc.

(dollars in thousands)

	Year Ended December 31,
	YTD 2017 Actual*	YTD 2017 Adjustment (1)	YTD 2017 Normalized (1)	YTD 2018 Actual	YTD 2017 to YTD 2018 B(W) Growth (2)	YTD 2017 to YTD 2018 Normalized B(W) Growth (3)
Consolidated:
Operating revenues	$870,694	$(112,111)	$758,583	$620,697	(29)%	(18)%
Adjusted operating (loss) income before depreciation and amortization	(50,116)	3,341	(46,775)	5,700	111%	112%
Nextel Brazil:
Operating revenues	$870,588	$(112,111)	$758,477	$620,675	(29)%	(18)%
Adjusted operating (loss) income before depreciation and amortization	(25,942)	3,341	(22,601)	23,004	189%	202%

*	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.

1.

The “4Q 2017 Normalized” and “YTD 2017 Normalized” amounts reflect the impact of applying the average foreign currency exchange rates for the three months and year ended December 31, 2018 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months and year ended December 31, 2017, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns “4Q 2017 Normalized” and “YTD 2017 Normalized” reflect the amount determined by adding the “4Q 2017 Adjustment” and “YTD 2017 Adjustment” amounts calculated as described in the preceding sentence to the “4Q 2017 Actual” and “YTD 2017 Actual” amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months and year ended December 31, 2018. The average foreign currency exchange rates for each of the relevant currencies during the three months and year ended December 31, 2018 and 2017 for purposes of these calculations were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Brazilian real	3.81	3.25	3.66	3.19

2.

The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the “4Q 2018 Actual” and “YTD 2018 Actual” columns with those in the “4Q 2017 Actual” and “YTD 2017 Actual” columns.

3.

The percentage amounts in these columns reflect the the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the “4Q 2018 Actual” and “YTD 2018 Actual” columns with those in the “4Q 2017 Normalized” and “YTD 2017 Normalized” columns.

Additional Information

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
	US$
Service and other revenues	$139.9	$184.3	$605.5	$848.7
Less: other revenues	(2.9)	(12.5)	(19.5)	(63.2)

Total subscriber revenues	$137.0	$171.8	$586.0	$785.5

ARPU calculated with subscriber revenues	$14	$18	$15	$19

ARPU calculated with service and other revenues	$14	$19	$16	$21

Nextel Brazil

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
	BRL R$
Service and other revenues	$532.4	$598.7	$2,193.2	$2,706.6
Less: other revenues	(11.0)	(40.6)	(69.8)	(201.5)

Total subscriber revenues	$521.4	$558.1	$2,123.4	$2,505.1

ARPU calculated with subscriber revenues	$53	$57	$55	$61

ARPU calculated with service and other revenues	$54	$61	$57	$66

(1)	2017 amounts include the impact of the revision of certain immaterial errors. For more information, see our Annual Report on Form 10-K for the year ended December 31, 2018.